UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12957 (Commission File Number)	22-2372868 (IRS Employer Identification No.)

20 Kingsbridge Road, Piscataway, New Jersey	08854
(Address of principal executive offices)	(Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On May 26, 2011, Enzon Pharmaceuticals, Inc. (the “Company”) entered into an offer letter of employment (the “Letter Agreement”) with Ana I. Stancic. Under the terms of the Letter Agreement, Ms. Stancic, age 53, will join the Company in the position of Senior Vice President, Finance and Chief Financial Officer, starting on June 8, 2011.

          Ms. Stancic has more than 20 years of extensive and diversified finance, accounting and operational experience in the health care industry. Since June 2010, Ms. Stancic has served as senior vice president and chief financial officer of M2Gen, a wholly owned for-profit subsidiary of Moffitt Cancer Center. From 2008 to 2009, she served as chief financial officer of Aureon Biosciences, Inc. (previously Aureon Laboratories, Inc.), a private oncology diagnostic company. From 2007 to 2008, she was executive vice president and chief financial officer at Omrix Biopharmaceuticals, Inc., which was acquired by Johnson & Johnson. From 2004 to 2007, Ms. Stancic was at ImClone Systems, Inc., which was acquired by Eli Lilly, Inc. At ImClone, she served in various financial roles, including senior vice president, finance. Prior to joining ImClone, she was vice president and controller at Savient Pharmaceuticals, Inc. She currently serves as a member of the Board of Directors of Champions Biotechnology, Inc., K-V Pharmaceutical Company and Genta Incorporated. Ms. Stancic began her career at PricewaterhouseCoopers in the Assurance practice where she had responsibility for international and national companies in the pharmaceutical and services industries. Ms. Stancic is a Certified Public Accountant and holds an M.B.A. from Columbia University Graduate School of Business.

          Under the terms of the Letter Agreement, Ms. Stancic will receive an annual base salary of $330,000 and will be eligible for participation in the Company’s annual cash incentive program with a target incentive of 50% of her base salary and a maximum incentive of 150% of her base salary. Ms. Stancic’s first year incentive will be prorated from June 8, 2011. The Letter Agreement also provides that Ms. Stancic and her dependents will be eligible for medical, dental and prescription drug insurance coverage, as well as life insurance, accidental death and dismemberment and short and long term disability insurance. Ms. Stancic will also be eligible for enrollment in the Company’s Savings and Investment Plan, the Company’s Executive Deferred Compensation Program and the Company’s Employee Stock Purchase Plan. Ms. Stancic’s employment will be subject to the Company’s at-will employment policy, such that either Ms. Stancic or the Company may terminate the employment relationship at any time, with or without cause.

          Effective on her first date of employment, Ms. Stancic will be granted options (“Options”) to purchase 30,000 shares of the common stock, par value $0.01 per share (“Common Stock”), of the Company under the terms of the Company’s 2011 Stock Option and Incentive Plan. These Options will be granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. These Options will have a 10 year grant life and will vest and become exercisable at a rate of one-fourth (1/4) of these Options per year commencing on the first anniversary of Ms. Stancic’s date of hire, conditioned upon Ms. Stancic’s continued employment with the Company as of the date of vesting. Also effective on her first date of employment, Ms. Stancic will be awarded 25,000 restricted stock units (“RSU’s”) under the Company’s 2011 Stock Option and Incentive Plan. These RSU’s will vest and convert to shares of Common Stock on the third anniversary of Ms. Stancic’s first date of employment, conditioned upon Ms. Stancic’s continued employment with the Company as of the date of vesting. However, 50% of these RSU’s will be subject to accelerated vesting based upon the achievement of performance milestones to be specified by the Board of Directors of the Company.

          On May 27, 2011, the Company and Ms. Stancic also entered into a General Severance Agreement (the “Severance Agreement”), which will be effective during the term of her employment with the Company and, if applicable, for a period of twelve months following any “Change in Control” of the Company (as defined in the Severance Agreement). The Severance Agreement provides that the compensation payable to Ms. Stancic during her term of employment with the Company shall be established by the Principal Executive Officer following an annual performance review, but in no event shall the annual rate of base salary or the target bonus set forth in the Letter Agreement for any successive year of her term of employment be less than the highest annual rate of base salary or target bonus, as applicable, in effect during the previous year of her term of employment. The Severance Agreement also provides that, in the event the Company terminates Ms. Stancic’s employment without “Cause” (as defined in the

Severance Agreement), or in the event of a termination by Ms. Stancic for “Good Reason” (as defined in the Severance Agreement), and either such termination occurs within the period that commences 90 days before and ends one year after such “Change in Control,” then Ms. Stancic will be entitled to receive: (i) her base salary through the date of termination; (ii) a pro-rated portion of her target bonus which would have been payable to her for the fiscal year in which termination occurs; (iii) cash payments equal to one times the sum of her base salary at the time of termination plus her target bonus for the fiscal year in which termination occurs; (iv) any deferred compensation and other unpaid amounts and benefits earned and vested prior to termination; and (v) reimbursement for the total applicable premium cost for continued medical and dental coverage under COBRA for a period of up to twelve months following termination. Furthermore, all options, restricted stock and restricted stock units held by Ms. Stancic at the time of termination would become fully vested and, if applicable, exercisable immediately prior to the effective date of the applicable “Change in Control.”

          The foregoing descriptions of the Letter Agreement and the Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Letter Agreement and the Severance Agreement filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively.

          There is no arrangement or understanding between Ms. Stancic and any other persons pursuant to which Ms. Stancic was selected as the Senior Vice President, Finance and Chief Financial Officer of the Company. Ms. Stancic does not have any family relationship with any of the directors and executive officers of the Company.

          As previously disclosed, on May 10, 2011, the Company announced that the employment of Paul Davit, Executive Vice President, Human Resources & Administration, would conclude effective as of July 1, 2011. On May 26, 2011, Mr. Davit and the Company entered into a Severance Agreement and Release of Claims (the “Severance and Release Agreement”), which provides for, among other things: (i) cash severance payments in an amount totaling $524,745, or, if there is a “Change in Control” of the Company (as defined in Section 7(c)(i)-(vi) of the Amended and Restated Severance Agreement, dated May 7, 2004, by and between Mr. Davit and the Company, previously filed as Exhibit 10.36 to the Company’s Form 10-K for the fiscal year ended June 30, 2005, as amended on November 6, 2007, such amendment filed as Exhibit 10.3 to the Company’s Form 8-K filed on November 13, 2007) on or before September 28, 2011, the amount of cash severance payments will total $1,049,490, in either case, payable to Mr. Davit in bi-weekly installments over a fifty-two week period following July 1, 2011; (ii) a lump-sum cash severance payment equal to $87,458, representing a pro-rated portion of Mr. Davit’s target bonus for calendar year 2011 (based on the number of months worked during calendar year 2011); and (iii) reimbursement for the total applicable premium cost for continued medical and dental coverage under COBRA for a period of eighteen months following July 1, 2011.

          The Severance and Release Agreement also includes a general release of claims against the Company by Mr. Davit and provides that Mr. Davit will be subject to customary non-disparagement and confidentiality terms. The Severance and Release Agreement further provides that Mr. Davit may revoke his execution of the Severance Agreement at any time prior to June 16, 2011 by written notice to the Company.

Item 8.01	Other Events.

          On May 31, 2011, the Company issued a press release announcing that Ms. Stancic would be joining the Company in the position of Senior Vice President, Finance and Chief Financial Officer, starting on June 8, 2011.

          A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter of Employment, dated May 26, 2011, by and between Ana I. Stancic and Enzon Pharmaceuticals, Inc.

10.2	General Severance Agreement, effective June 8, 2011, by and between Ana I. Stancic and Enzon Pharmaceuticals, Inc.

99.1	Press Release of Enzon Pharmaceuticals, Inc. dated May 31, 2011

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: May 31, 2011	By:	/s/ Andrew Rackear

Name: Andrew Rackear
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter of Employment, dated May 26, 2011, by and between Ana I. Stancic and Enzon Pharmaceuticals, Inc.

10.2	General Severance Agreement, effective June 8, 2011, by and between Ana I. Stancic and Enzon Pharmaceuticals, Inc.

99.1	Press Release of Enzon Pharmaceuticals, Inc. dated May 31, 2011